                                                 1200 Ffightline Blvd. Suite 5
                                                    Det.and, Florida 32724
                                                 (386) 943-8358 Fax: 943-9910
                                              http:www.TurbineTruckEngines.com

September 25, 2001

                                 AGENCY CONTRACT

This AGENTCY CONTRACT ("Contract") is entered into this 21st day of September,
2001 in DeLand, Florida between:

Incorporated TURBINE TRUCK ENGINES, INC. (hereinafter referred to as the
(‹‹Principal››), a Delaware Corporation, 1200 Flightline Blvd., Suite 5, DeLand,
Florida, 32724, and

VLADAN IVANKOVIC, 10 Mitrovacka Street, Valjevo (hereinafter referred to as the
‹‹Agent››) (sometimes collectively referred to as the ‹‹Parties››).

Article 1.

The Principal is in possession of the license and technology for the production and distribution of the so-called Detonation Cycle Gas Turbine Engine including ignition system and component parts, all according to the US Patent No. 6000214
(hereinafter referred to as ‹‹DCGT››), together with the Cycle Reduction System that relates to the DCGT engine, where relation between the Principal and the
Agent is regulated under a separate agreement.

Article 2.

Under this Contract the Agent is engaged and authorized by the Principal to act as intermediary, in the name and for the account of the Principal, on the EU market, with the interested manufacturers of trucks and truck engines, as well as manufacturers of other engines for all possible purposes, to the effect of finding partners interested in buying the DCGT license for production and distribution of the above mentioned engines.

Page 2                                                        September 25, 2001

Article 3.

Principal agrees to pay Agent six percent (6%) of all equities raised by Agent.
For all mergers and acquisitions entered into with European manufacturers, Agent will receive six percent (6%) of the enterprise value for the first $25,000,000, five percent (5%) of the next $25,000,000, four percent (4%) of the next
$25,000,000, and three percent (3%) of the remaining enterprise value. Provision is due for payment to the Agent with the date of payment made by the third party to the Principal.

Agent is authorized to make a choice in the name and for the account of the
Principal, for potential partners, and conduct negotiations. Agent is required to forward information and documents and also participate in the signing of documents.

Considering that the Agent is the Principal of technology for the production of reduction system or DCGT engines and the Principal is interested in purchasing the reduction system from the Agent, therefore the Agent is authorized to offer his reduction system together with DCGT engines.

The Principal is under obligation to deliver to the Agent, without delay, all the necessary documentation in connection to the DCGT, as well as information on potential market. The Principal confirms that he has potential orders for 13,500 engines a year for the next five years from third parties.

Article 4.

Controlling Law and Venue. This contract is governed by, and shall be construed and enforced in accordance with the laws of the United States Federal Government and the State of Florida. Venue of any action arising from or relating to this contract shall be in Federal Courts located in Volusia County, Florida, and the parties hereto submit to the full jurisdiction of such Court(s) for all purposes.

The undersigned represent that they have full power and authority to enter into this contract on behalf of their respective entities.

Turbine Truck Engines, Inc.                     Agent
1200 Flightline Blvd., Suite 5                  10 Mitrovacka Street
DeLand, FL 32724                                Valjevo, Yugoslavia 14000.

/s/ Michael H. Rouse      9-25-01               /s/ Vladan Ivankovic  10-10-01
    Michael H. Rouse      Date                      Vladan lvankovic  Date
    Chairman and CEO